Pinafore Holdings B.V.

Exhibit 13.1

CERTIFICATION PURSUANT TO 18 USC SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 20-F of Pinafore Holdings B.V. (the ‘Company’) for the fiscal year ended December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the ‘Report’), James Nicol, as Principal Executive Officer of the Company, and John Zimmerman, as Principal Financial Officer of the Company, each hereby certifies, pursuant to 18 USC. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James Nicol

By: James Nicol

Principal Executive Officer

/s/ John Zimmerman

By: John Zimmerman

Principal Financial Officer

February 20, 2014

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except as to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.